UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 27, 2009, Visa Inc. (the “Company”) issued a press release announcing that its Board of Directors approved a program in which each class C stockholder may liquidate up to 30% of its class C shares held as of July 1, 2009, anytime after that date, subject to certain terms and conditions. The release of the class C shares does not increase the number of outstanding shares of the Company and there is no dilutive effect to the outstanding share count from these transactions. The remaining class C shares will continue to be subject to the general transfer restrictions that expire on March 25, 2011 under Visa’s certificate of incorporation. Class C shares sold under this program will automatically convert to class A shares, tradable in the public market. In order to participate in the program, class C stockholders will need to apply to Visa’s transfer agent between July 1 and September 30, 2009. Instructions for participating in the program, including its terms and conditions, will be made available to Visa’s class C stockholders in June 2009.

A copy of the press release issued on April 27 2009, relating to the accelerated class C share release program, is attached as Exhibit 99.1 to this Current Report on Form 8-K. All information in the press release is furnished but not filed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Visa Inc., dated April 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: April 27, 2009

	By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Visa Inc., dated April 27, 2009.